SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported) March 26, 2002


               Exact name of Registrants as
                       specified in
               their charters, address of
Commission        principal executive             IRS Employer
   File          offices and Registrants'        Identification
  Number             telephone number                Number

 1-14465               IDACORP, Inc.               82-0505802
 1-3198            Idaho Power Company             82-0130980
                   1221 W. Idaho Street
                   Boise, ID 83702-5627
                      (208) 388-2200

     State or Other Jurisdiction of Incorporation:  Idaho



                             None
        Former name, former address and former fiscal year, if changed since last report.




                          IDACORP, Inc.
                       IDAHO POWER COMPANY
                            Form 8-K

Items 1 through 4 and 6 through 9 are inapplicable and have been omitted herefrom.

Item 5.   OTHER EVENTS.

On March 25, 2002, Standard & Poor's lowered its Corporate Credit Rating on IDACORP and Idaho Power Company from "A+" (negative outlook) to "A-" (negative outlook). S&P cited increasing business risk combined with a financial profile that is weak for the rating. The increased business risk at IDACORP is the result of the rapid growth of non-regulated trading and marketing activities. The financial profile has been considerably weakened by the accumulation of deferred power costs incurred during 2001. S&P also stated that more stringent financial benchmarks are now expected at any given rating level to compensate for the increased business risk of the trading and marketing operation. These downgrades are expected to increase the cost of debt and other securities going forward.

The following outlines the former and current S&P ratings of IDACORP's and Idaho Power's securities:

     IDACORP                       From      To
     Corporate Credit Rating       A+        A-
     Senior Unsecured              A         BBB+
     Commercial Paper              A-1       A-2


     Idaho Power Company           From      To
     Corporate Credit Rating       A+        A-
     Senior Unsecured              A         BBB+
     Senior Secured                AA-       A
     Preferred Stock               A-        BBB
     Commercial Paper              A-1       A-2







SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                   IDACORP, INC.

Dated: March 26, 2002              By:/s/Robert W. Stahman
                                         Robert W. Stahman
                                         Vice President, General
                                         Counsel and Secretary


                                   IDAHO POWER COMPANY

                                   By:/s/Robert W. Stahman
                                         Robert W. Stahman
                                         Vice President, General
                                         Counsel and Secretary